NORWEST BANKS                                                     Commercial
                                                            Installment Note

Borrower's name  GeoResources, Inc.                          Date 02-01-1997
Promise to Pay:  For value received, the undersigned Borrower promises to pay
to the order of  Norwest Bank Montana, National Association     (the "Bank") at
                 175 North 27th Street, Billings, MT 59117  or such other place as the Bank or the holder of this promissory note (the "Note") may designate, the principal sum of One Hundred Sixty-Six Thousand Ninety-Six and 60/100 Dollars ($ 166,096.60 ), together with interest on the unpaid balance in accordance with the repayment terms set forth below.

Interest: The Borrower will pay interest (calculated on the basis of actual days elapsed in a 360 day year) on the unpaid principal balance at the following rate (the "Note Rate"):
	___ an annual rate of ____ %.
	_X_ an annual rate equal to 1.0000 % above the Base Rate, floating. ___ an annual rate which, for any month hereafter, shall be equal to
            _____ % _____ the Base Rate in effect on the last day of the preceding month, with an initial rate equal to _____%.
	___ an annual rate _____.
If this ___ is checked and the Note Rate is variable, the Note Rate shall at no time be less than an annual rate of _____%, and shall at no time exceed an annual rate (if one is specified) of _____%. The interest rate on this Note shall never exceed the maximum rate permitted by law.

"Base Rate" means the rate of interest established by Norwest Bank Minnesota, National Association from time to time as its "Prime" rate. "Due Date" means the maturity date on which all unpaid principal and interest is scheduled to be repaid as stated in the Section entitled "Repayment Terms" or the date of the acceleration of this Note, whichever is earlier.

Repayment Terms: Unless payable sooner as a result of its acceleration, the Borrower shall pay this Note as follows:
___ Fixed Installments of Principal and Interest. Principal and interest shall be paid together in _____consecutive installments of $_____ each, _____ beginning _____, and on the same day of each _____ thereafter until _____, ___ plus irregular installments as follows:
$_____ on _____; $ _____on _____; and
$ _____on _____. On _____, the entire unpaid balance of principal and accrued but unpaid interest shall be due and payable.
Each installment shall be applied first to accrued interest and the balance to principal.
_X_ Fixed Principal Payments Plus Interest.  Principal only shall be paid:
        _X_ in 21 consecutive installments of $ 7,600.00 each, beginning
            03-01-1997, and on the same day of each month thereafter until 11-01-1998, plus a final payment on 12-01-1998, when the entire unpaid balance of principal shall become due and payable.
	___ $ _____ on _____; $ _____ on _____;
            $ _____ on _____; $ _____ on _____;
            $ _____ on _____; $ _____ on _____;
	and in addition, interest shall be payable Monthly, beginning 03-01-1997, and on the same day of each subsequent month.

Late Fee: ___ Each time that a scheduled payment is not paid when due or within _____ days afterwards, the Borrower will pay a late fee equal to ___
$ _____; ___ _____% of the full amount of the late payment; ___ the lesser of $ _____ or _____ % of the full amount of the late payment.

___ Additional Interest. Each time a scheduled payment is not paid when due or within _____ days afterwards, the Borrower will pay additional interest ("Additional Interest") which will begin accruing on the next calendar day on the entire unpaid principal balance at an annual rate of _____ % in excess of the Note Rate. The Additional Interest will continue to accrue until all past due payments and any Additional Interest are paid in full. Acceptance by the Bank of any late fee or Additional Interest shall not constitute a waiver of any default hereunder.

Prepayment: The Borrower may prepay this Note, at any time, in whole or in part, _X_ without penalty ___ provided that at the time of prepayment the Borrower pays a prepayment penalty equal to _____ % of the principal amount prepaid. Any partial payment shall be applied against the principal portion of the installments due in inverse order of maturity.

Other Fees: If this _X_ is checked, the undersigned shall pay to the Bank a nonrefundable: (Mark the applicable fee type(s))
	___ commitment fee of (Choose one) ___ $ _____ ___ _____% of the Note
            Amount
	_X_ facility fee of (Choose one) _X_ $ 300.00 ___ _____ % of the Note
            Amount
	___ documentation fee of (Choose one) ___ $ _____ ___ _____ % of the
            Note Amount
	___ application and loan processing fee of (Choose one) ___ $ _____
            ___ _____% of the Note Amount
"Note Amount" means the principal amount of this Note, at the time this Note is signed.

THE ATTACHED ADDENDUM IS INCORPORATED HEREIN AND MADE A PART HEREOF.

Additional Terms: The terms set forth on the reverse are incorporated into and made a part of this Note.

Loan Purpose: The Borrower certifies that the proceeds of this loan will be used for business or agricultural purposes.

Signatures

        /s/ J.P. VICKERS
        Name and Title (If applicable)          Name and Title (If applicable)
	Jeffrey P Vickers, President

	Borrower's name
	GeoResources, Inc.

        Address                                 Name and Title (If applicable)
	1407 W Dakota Parkway, Ste 1-B
        City, State, Zip code                   _X_ This Note is given as a
        Williston, ND 58802                     replacement for, and not in
                                                satisfaction of Note Number
                                                88147, given by the Borrower
                                                and dated 01-24-1989.


Additional Terms

Default and Acceleration: Upon the occurrence of any one or more of the following events of default, or at any time thereafter unless such default is cured, the Bank may at its option declare all unpaid principal, accrued interest, fees and all other amounts payable under this Note to be immediately due and payable, without notice or demand to the Borrower:

- Default by the Borrower in the payment when due of any principal, interest or other amounts due under this Note; or
- The Borrower fails to perform or observe any term or covenant of this Note or any related documents or perform any other agreement with the Bank; or
- The Borrower fails to perform or observe any agreement with any other creditor that relates to indebtedness or contingent liabilities which would allow the maturity of such indebtedness or obligation to be accelerated; or
- The Borrower changes its legal form of organization; or
- If the holder of this Note at any time, in good faith, believes that the undersigned will not be able to pay this Note when it is due; or
- Any representation or warranty made by the Borrower in applying for this loan is untrue in any material respect; or
- A garnishment, levy or writ of attachment, or any local, state or federal notice of tax lien or levy is served upon the Bank for the attachment of property of the Borrower in the Bank's possession or indebtedness owed to the Borrower by the Bank.

Automatic Acceleration: If, with or without the Borrower's consent, a custodian, trustee or receiver is appointed for any of the Borrower's properties, or if a petition is filed by or against the Borrower under the United States Bankruptcy Code, or if the Borrower is dissolved or liquidated (if an entity), or dies (if an individual), the unpaid principal, accrued interest and all other amounts payable under this Note will automatically become due and payable without notice or demand.

Waiver of Demand, Presentment, Notice of Dishonor and Protest: Each maker, accommodation party, endorser or guarantor of this Note, and any other party liable for its repayment, hereby severally waives demand, presentment, notice of dishonor and protest.

Amendment or Modification of Terms: Any amendment or modification of this Note must be in writing and signed by the party against whom enforcement of such amendment or modification is sought. The Bank may also change any of the repayment terms of this Note, including extensions of time and renewals, and release or add any party liable on this Note, or agree to the substitution or release of any security collateralizing this Note without notifying or releasing from liability any maker, accommodation party, endorser or guarantor. The Bank may suspend or waive any rights or remedies that it may have against any person who may be liable for its repayment.

No Waiver of Defaults or Remedies: No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver thereof. No single or partial exercise by the Bank of any right or remedy shell preclude any further exercise of that or any other right or remedy, and no waiver or indulgence by the Bank of any default shall be effective unless in writing and signed by the Bank.

Subsequent Holders, Multiple Borrowers, and Governing Law: Any reference to the Bank in this Note shall be deemed to include any subsequent holder of this Note. The undersigned Borrower, if more than one, shall be jointly and severally liable hereunder and the term "Borrower" shall mean any one or more of them. This Note will be governed by the substantive laws of the state where the Bank's principal office is located, and any mortgage securing this Note will be governed by the state where the real property subject to the Mortgage is located.

Attorneys' Fees: In the event the Bank is required to collect this Note following its Due Date or the bankruptcy of any maker hereof, the Borrower will pay to the Bank such further amounts as shall be sufficient to cover the costs and expenses incurred in collecting this Note and liquidating any security or guaranties given in support hereof, including reasonable attorneys' fees and expenses required to take such actions in any court, including any bankruptcy court.

Financial Reporting: While any amounts are due under this Note, the Borrower agrees to provide to the Bank annual financial statements and such other financial information as the Bank may request.

Arbitration

Agreement to Arbitrate: The Bank and Borrower agree to submit to binding arbitration all claims, disputes and controversies (whether in tort, contract, or otherwise, except "core proceedings" under the U.S. Bankruptcy Code) arising between themselves and their respective employees, officers, directors, attorneys and other agents, which relate in any way without limitation to this Note, including by way of example but not by way of limitation the negotiation, collateralization, administration, repayment, modification, default, termination and enforcement of the loans or credit evidenced by this Note.

Rules Governing Arbitration and Selection of Arbitrator: Arbitration under this Agreement will be governed by the Federal Arbitration Act and proceed in the city where the Bank's principal office is located, or such other location as the Bank and Borrower may agree in accordance with the American Arbitration Association's commercial arbitration rules ("AAA Rules"). Arbitration will be conducted before a single neutral arbitrator selected in accordance with AAA Rules and who shall be an attorney who has practiced commercial law for at least ten years.

Statutes of Limitation, Procedural Issues, Costs and Fees: The arbitrator will determine whether an issue is arbitratable and will give effect to applicable statutes of limitation. Judgment upon the arbitrator's award may be entered in any court having jurisdiction. The arbitrator has the discretion to decide, upon documents only or with a hearing, any motion to dismiss for failure to state a claim or any motion for summery judgment. The arbitrator will award costs and expenses in accordance with the provisions of this Note.

Discovery: Discovery will be governed by the rules of civil procedure in effect in the state where the Bank's principal office is located. Discovery must be completed at least 20 days before the hearing date and within 180 days of the commencement of arbitration. Each request for an extension and all other discovery disputes will be determined by the arbitrator upon a showing that the request is essential for the party's presentation and that no alternative means for obtaining information are available during the initial discovery period.

Exceptions to Arbitration: This Agreement does not limit the right of either party to a) foreclose against real or personal property collateral; b) exercise self-help remedies such as setoff or repossession; or c) obtain provisional remedies such as replevin, injuctive relief, attachment or the appointment of a receiver during the pendency or before or after any arbitration proceeding. These exceptions do not constitute a waiver of the right or obligation of either party to submit any dispute to arbitration, including those arising from the exercise of these remedies.

                                  Page 2 of 2

                   ADDENDUM TO INSTALLMENT PROMMISSORY NOTE
                            DATED FEBRUARY 1, 1997


So long as there remains an outstanding balance under this note, GeoResources, Inc. agrees to:
        1. Provide the Bank with an audited financial statement within 120 days after the end of each fiscal year of GeoResources, Inc.
        2. Provide the Bank with a copy of its 10Q report within 45 days after the end of each fiscal quarter.
        3. Provide the Bank with such additional information as the Bank may from time to time reasonably request.
        4. Maintain a Current Ratio at all times of not less than 1.25:1 and maintain at all times a Debt to Tangible Net Worth ratio of not more than 1.5:1 as those terms are defined in the Amended And Restated Secured Term Loan and Revolving Credit Agreement dated 09/01/95.

In addition to the above, GeoResources, Inc. agrees that, without the prior written consent of the Bank, it will not:
        1. Change its name, its fiscal year, or the nature of its business.
        2. Reorganize or liquidate or dissolve.
        3. Enter into any merger or any consolidation in which it is not the surviving corporation.



                                       GeoResources, Inc.


                                       By:  /s/ J. P. Vickers   Its: President
                                            Jeffrey P. Vickers